UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2024

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants to purchase common stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President Executive Employment Agreement

On March 5, 2024, SAB Biotherapeutics, Inc. (the “Company”) and Eddie J. Sullivan, PhD, the President and a member of the Board of Directors of the Company, entered into an executive employment agreement, effective as of January 1, 2024 (the “Sullivan Agreement”).

The Sullivan Agreement provides Mr. Sullivan (i) an annual base salary of $485,000; (ii) eligibility to participate in the Company’s annual discretionary bonus plan for executives, with the potential to earn a cash bonus equal to up to fifty (50%) percent of Mr. Sullivan’s annual base salary; (iii) eligibility to participate in the Company’s benefit plans; and (iv) reimbursement for reasonable out-of-pocket expenses. The Sullivan Agreement subjects Mr. Sullivan to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

There are no family relationships between Mr. Sullivan and the directors, nor between Mr. Sullivan and any executive officer, of the Company. The Sullivan Agreement replaces the prior existing employment agreement between the Company and Mr. Sullivan dated March 1, 2021 (the “Prior Sullivan Agreement”) as described in the Company’s filings with the Securities and Exchange Commission in its entirety; provided that all obligations of Mr. Sullivan under the Prior Sullivan Agreement that survive the Prior Sullivan Agreement’s term continue upon execution of the Sullivan Agreement.

The foregoing description of the Sullivan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sullivan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Chief Operating Officer Executive Employment Agreement

On March 5, 2024, the Company and Christoph Bausch, PhD, MBA, the Chief Operating Officer of the Company, entered into an executive employment agreement, effective as of January 1, 2024 (the “Bausch Agreement”).

The Bausch Agreement provides Mr. Bausch (i) an annual base salary of $425,000; (ii) eligibility to participate in the Company’s annual discretionary bonus plan for executives, with the potential to earn a cash bonus equal to up to forty (40%) percent of Mr. Bausch’s annual base salary; (iii) eligibility to participate in the Company’s benefit plans; and (iv) reimbursement for reasonable out-of-pocket expenses. The Bausch Agreement subjects Mr. Bausch to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

There are no family relationships between Mr. Bausch and the directors, nor between Mr. Bausch and any executive officer, of the Company. The Bausch Agreement replaces the prior existing employment agreement between the Company and Mr. Bausch (the “Prior Bausch Agreement”) in its entirety; provided that all obligations of Mr. Bausch under the Prior Bausch Agreement that survive the Prior Bausch Agreement’s term continue upon execution of the Bausch Agreement.

The foregoing description of the Bausch Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bausch Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement between SAB Biotherapeutics, Inc. and Eddie J. Sullivan, dated March 5, 2024.
10.2	Executive Employment Agreement between SAB Biotherapeutics, Inc. and Christoph Bausch, dated March 5, 2024.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	March 8, 2024	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer